UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2010

First Chester County Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	1-34500	23-2288763
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 North High Street

West Chester, Pennsylvania 19380

(Address of principal executive offices)

(484) 881-4000

(Registrant’s telephone number, including area code)

Not Applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On August 27, 2010, First National Bank of Chester County (the “Bank”), subsidiary bank of First Chester County Corporation (the “Company”), entered into a formal written agreement (the “Formal Agreement”) with the Office of the Comptroller of the Currency (the “OCC”). A copy of the Formal Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Formal Agreement is based on the findings of the OCC during their on-site examination of the Bank that commenced on March 1, 2010. The Formal Agreement supersedes and replaces the previously disclosed informal Memorandum of Understanding (“MOU”) entered into on October 16, 2009. Unlike the MOU, the formal agreement is enforceable by the OCC through several means, including injunctions and the assessment of civil money penalties against the Bank, its board of directors and/or its management.

Under the terms of the Formal Agreement, the Board of Directors of the Bank are required to ensure that the Bank continues to take the actions previously identified in the MOU, and, in some cases, augments those requirements, such as by requiring the Bank to establish a written program regarding criticized assets of $750,000 or above, rather than the $1,000,000 threshold referenced in the MOU. In addition, the Formal Agreement adds a number of new requirements, requiring the Bank to: (i) ensure it has adequate and competent senior management; (ii) develop and implement a written profit plan to improve and sustain the earnings of the Bank; (iii) develop and implement a written program to improve loan portfolio management; (iv) review the methodology for the Bank’s allowance for loan and lease losses and establish a program providing for the maintaining of an adequate allowance; and (v) adopt and implement a written interest rate risk policy. Additionally, the Bank is required to submit periodic reports to the OCC regarding various aspects of the foregoing actions. The Bank’s Board of Directors will appoint a compliance committee to monitor and coordinate the Bank’s performance under the Formal Agreement.

The foregoing description is only a summary of the material terms of the Formal Agreement and is qualified in its entirety by reference to the Formal Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Agreement by and between the Office of the Comptroller of the Currency and First National Bank of Chester County, dated August 27, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2010	FIRST CHESTER COUNTY CORPORATION

	By:	/s/ John A. Featherman, III
	Name:	John A. Featherman, III
	Title:	Chairman, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Agreement by and between the Office of the Comptroller of the Currency and First National Bank of Chester County, dated August 27, 2010.